WEISS, JENSEN, ELLIS & HOWARD
                                2300 U.S. Bancorp
                               111 SW Fifth Avenue
                             Portland, Oregon 97204


                                          April 4, 1997



First Investors Management Company, Inc.
95 Wall Street
New York, New York 10005-4297

                  Re:      First Investors Multi-State Insured
                          Tax Free Fund: Oregon Series
                            Our File No. 009107.0001

Gentlemen:

         We hereby consent to the use of our name and the reference to our firm in Post-Effective Amendment No. 20 to the Registration Statement on Form N-1A of First Investors Multi-State Insured Tax Free Fund and the related Prospectus.

                                          Very truly yours,

                                          /s/Weiss, Jensen, Ellis & Howard, P.C.

                                          WEISS, JENSEN, ELLIS & HOWARD, P.C.